Exhibit 1.1

                              700,000 Shares

                      WORLDWIDE FOREST PRODUCTS, INC.

                          UNDERWRITING AGREEMENT
                           ---------------------


  199

Castle Securities Corp.
  As Representative of the several Underwriters named in Schedule A hereto
45 Church Street, Suite #25
Freeport, New York 11520


   The undersigned, WORLDWIDE FOREST PRODUCTS, INC. (the
"Company"), a
Colorado corporation, hereby confirms its agreement with you and the other underwriters named in Schedule A annexed hereto.

    SECTION 1. Underwriters and Representative. The term "Underwriters" as used herein, will mean and refer collectively to you and to the other several
Underwriters named in Schedule A annexed hereto and the term "Representative" will refer to you in your capacity as the Representative of the several
Underwriters. Any reference to you in this Agreement shall be solely in your capacity as the Representative.

    SECTION 2. Description of Shares.   When the Registration
Statement (as
hereinafter defined) shall become effective and at the Closing
Time (as
hereinafter defined), the Company's authorized capital stock will be
10,000,000 shares of Common Stock, $.0075 par value per share
(the "Common
Stock"), and 40,000,000 shares of Preferred Stock, $.005 par value per share,
(the "Preferred"), as more fully described below, of which no more than
1,486,912 shares of Common Stock and 5,908,205 shares of
Preferred are
presently issued and outstanding. In addition, 1,080,000 Class A,
792,928
Class B and 545,000 Class C Common Stock Purchase Warrants with each of such
Warrants entitling the holders thereof to purchase one (1) share of Common
Stock at a price of $1.00, $2.00 and $4.00, respectively, at any time (except
200,000 Class A Warrants held by one warrant-holder which can only be exercisable on the date of the Prospectus pertaining to the Offering set forth herein) until December 1, 1996, December 1, 1997 and December 1, 1998,
respectively, are also presently issued and outstanding. The Company proposes to issue and to sell to the Underwriters an aggregate of 700,000 Shares of
Common Stock of the Company (the "Shares"). The Company also proposes to grant to the Underwriters an option (hereinafter described) to purchase up to an additional 70,000 Shares of Common Stock on the terms and for the purposes set forth in Section 5(b) hereof. The 450,000 Shares which the Underwriters have agreed to purchase hereunder from the Company hereinafter sometimes are called the "Firm Shares", the 700,000 Shares which the Underwriters have an option to purchase under Section 5(b) hereof hereinafter are sometimes called the
"Option Shares", and the Firm Shares and the Option Shares are hereinafter sometimes together called the "Shares".

    The Preferred which has been issued to one (1) holder has no right to dividends, amounts payable on liquidation and conversion to Common Stock.
1,000,000 of the Preferred entitles the holder thereof to one (1) vote per share and provides that each time one (1) additional share of Common Stock is issued, the holder is to receive four (4) shares of Preferred at no additional consideration.

    SECTION 3. Representations and Warranties.   The Company
represents and
warrants to each Underwriter that:

        (
i
) A registration statement (SEC File No.   ) on Form SB-2,
relating
to the Shares, including a preliminary prospectus, has been carefully prepared by the Company under the provisions of the Securities Act of 1933, as amended
(the "Act"), the General Rules and Regulations and the General
Instructions to
Form SB-2 (collectively referred to as the "Rules and Regulations") of the
Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has so prepared and filed one or more amendments to the Registration Statement and proposes to file a further amendment (the "Final Amendment"), if required, to such registration statement, including a proposed final prospectus, necessary to permit the registration statement to become effective. Copies of such registration statement and amendments, including the Final Amendment, and of each related preliminary prospectus and such proposed final prospectus have been delivered to the Representative. Such registration statement, including financial statements and exhibits, and prospectus, as amended and revised at the time such registration statement becomes effective, herein respectively are called the "Registration Statement" and the "Prospectus", except that if the prospectus filed by the Company pursuant to Rule 424(b) of the Rules and
Regulations shall differ from the prospectus included in the Registration
Statement, the term "Prospectus" shall mean the prospectus filed pursuant to
Rule 424(b) from and after the date on which it shall have been filed. The date on which the Registration Statement becomes effective is hereinafter called the "Effective Date".

          (ii) The Commission has not issued an order preventing or suspending the use of any preliminary prospectus with respect to the Shares, and each preliminary prospectus has complied in all material respects with the requirements of the Act and the Rules and Regulations and, as of its date, did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

          (iii) From the Effective Date until completion of the
public
offering of the Shares or such longer period as the Prospectus may be required
to be delivered in connection with sales by the Underwriters or a dealer, the
Prospectus (as amended or supplemented, if the Company shall have filed with
the Commission any amendment or supplement thereto) will comply with the
provisions of the Act and the Rules and Regulations, will contain all
statements required to be stated therein in accordance with the
Act and the
Rules and Regulations, will not contain any untrue statement of a material
fact and will not omit to state a material fact required to be stated therein
or necessary in order to make the statements therein not
misleading; provided,
however, that the representations and warranties in this
paragraph (iii) do
not apply to any statements in or omissions from the Prospectus based upon and
made in conformity with information furnished in writing to the
Company by the
Representative specifically for use in connection with the
preparation of the
Prospectus. The Company acknowledges that the statements set forth in the
table and the textual paragraph immediately below the table on the cover page
of the Prospectus, the first paragraph of page   , the paragraph
of page   ,
the last paragraph of page   , and under the heading
"Underwriting" in the
Prospectus constitute the only information so furnished by the Representative.

          (iv) The Company is, and at the Closing Time (as hereinafter defined) will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has, and at the
Closing Time (as hereinafter defined) will have, the power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the
Registration Statement and the Prospectus. The Company is, and at the Closing
Time (as hereinafter defined) will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where failure to be so licensed or to qualify will not materially affect the Company's business, properties or financial condition. A complete and correct copy of the charter, including all amendments thereto, and of the by-laws of the Company has been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to the Closing Time (as hereinafter defined).

          (v) Subsequent to the date hereof and prior to the Closing Time (as hereinafter defined), the Company will not acquire any of its equity securities and will not issue any of its equity securities or any other securities of whatsoever nature. Except as set forth or referred to in the
Registration Statement and the Prospectus, the Company does not have outstanding, and at the Closing Time (as hereinafter defined) will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Common Stock or any such warrants, convertible securities or obligations.

          (vi) No holders of Common Stock or of any securities of the Company exercisable for or convertible into Common Stock have the right to include such Common Stock or securities in the Registration Statement, except for such rights as have been surrendered or waived or as set forth or referred to in the Registration Statement and the Prospectus.

          (vii) The consolidated financial statements of the Company included as part of the Registration Statement and the Prospectus present fairly the consolidated financial position and the consolidated results of operations of the Company as of the respective dates thereof for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods presented.
Jones, Jensen & Company, who have reported on such financial statements, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. No other financial statements are required to be included in the Registration Statement and the Prospectus.

         (viii) Subsequent to the respective dates as of which information is set forth in the Registration Statement and the Prospectus and prior to the
Closing Time (as hereinafter defined), except as set forth in or contemplated by the Registration Statement and the Prospectus, (A) the Company has not incurred and will not have incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, and has not entered into and will not have entered into any material transactions other than as contemplated in the Registration Statement and the Prospectus,
(B) the Company has not and will not have paid or declared any dividends or other distribution on its capital stock and (C) there has not been and will not have been any material adverse change in the business, financial conditions or results of operations of the Company, or in the book value of the assets of the Company, arising from any reason whatsoever.

          (ix) Except as set forth in or contemplated by the Registration
Statement and the Prospectus, the Company does not have, and at the Closing
Time (as hereinafter defined) will not have, any material contingent obligations.
          (x) The Company has one (1) subsidiary corporation and, except as set forth in the Registration Statement and Prospectus, it does not have any equity interest in any partnership, joint venture, association or other entity.

         (xi) Except as set forth in the Registration Statement and the
Prospectus, there are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or its business, financial condition, results of operations or material properties, or any of its principal officers, before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially and adversely affect the Selling Shareholder and/or the Company or its business, financial condition, results of operations or material properties.

          (xii) The Company is not in violation of its respective charter or by-laws. Neither the execution and delivery of this Agreement, nor the issue and sale of the Shares or the Representative's Warrants (as hereinafter defined hereunder, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company with the terms and provisions hereof has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed or trust, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; nor will such action result in any violation of the provisions of the charter or the by-laws of the Company or any statute or any order, rule or regulation applicable to the Company of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the
Company.

          (xiii) The outstanding Common Stock has been, and the Shares, and the Shares issuable upon exercise of the Representative's Warrants (as hereinafter defined) will be, validly issued, fully paid and non-assessable.
The description in the Registration Statement and the Prospectus of the Shares is, and at the Closing Time (as hereinafter defined) will be, in all material respects complete and accurate. The issuance and sale of the Shares and the
Representative's Warrants (as hereinafter defined) have been duly and validly authorized.

          (xiv) All issued and outstanding securities of the Company have been duly authorized and validly issued and the Common Stock is fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the pre-emptive rights, if any, of any holders of any security of the Company.

          (xv) The Company has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such liens, changes, encumbrances or restrictions as are described in the Registration Statement and the Prospectus or are not material to the business of the Company. The
Company has valid, subsisting and enforceable leases for the material properties described in the Prospectus as leased by it with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company.
          (xvi) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. No statement, representation, warranty or covenant made by the
Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to you was, when made, inaccurate, untrue or incorrect.

          (xvii) All taxes which are due from the Company have been paid in full (or adequate accruals for the payment thereof have been provided for in their accounting records), and the Company does not have any material tax deficiency or claim outstanding proposed or assessed against it.

     SECTION 4. Finders. The Company and the Representative represent that no one has acted as a finder in connection with this offering.

     SECTION 5. (a) Purchase, Sale and Delivery of the Purchased
Shares
Closing Time.

          (
i
) On the basis of the representations and warranties contained in this Agreement and subject to the terms and conditions herein set forth, the
Company agrees to sell to the several Underwriters, and each of the several
Underwriters agrees, severally and not jointly, to purchase from the Company,
the number of Firm Shares set forth opposite the name of such
Underwriter in
Schedule A hereto at and for a purchase price of $    for each
Firm Share.

          (ii) Delivery of the certificates for Shares shall be made to you for the accounts of the respective Underwriters, at the offices of Castle
Securities Corp., 45 Church Street, Suite #25, Freeport, New York
11520,
against payment by you on behalf of the respective Underwriters of the purchase price therefor to the Company by certified or official bank checks payable in New York Clearing House funds to the order of the Company, at 10:00 a.m., Eastern Standard Time, on the third (3) business day following the
Effective Date, or on such other time and business day (Saturdays not being considered business days for the purposes of this Agreement) not later than the fifth (5) business day following the Effective Date as you and the Company shall determine, which time and date are herein called the "Closing Time". The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter, and any subsequent holder of the Firm Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares.

          (iii) Certificates representing the Shares shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days prior to the Closing Time and shall be made available to the Representative for checking and packaging, at the offices of American Securities Transfer, Incorporated, at least one full business day prior to the Closing Time.

     (b) Purchase, Sale and Delivery of the Option Shares.

          (
i
) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the respective Underwriters an
option (the
"Option") to purchase up to an aggregate of 70,000 Option Shares.
Said Option
may be exercised in whole or in part at any time (but not more than once)
within forty-five (45) days after the date of the Prospectus.
Option Shares
shall be purchased, severally and not jointly, by the
Underwriters in the same
proportion as each Underwriter has agreed to purchase the Firm
Shares (as
adjusted by the Representative to eliminate fractions and to provide that no
Underwriter shall be obligated to purchase Option Shares other than in
integral multiples of 100 Shares) at and for a purchase price of
$    for each
Option Share. The Option may be exercised only for the purpose of covering any over-allotments which may have been made in connection with the distribution and sale of the Firm Shares.

          (ii) The Option is exercisable by you at any one time for the purchase of all or part of the Option Shares covered thereby and by notice, given by you to the Company in the manner provided in Section 14 hereof, setting forth the number of Option Shares as to which the Option is being exercised and the date (which shall be no more than five (5) full business days after the date of such notice) and time for delivery of, and payment for the Option Shares. The date and time set forth in such notice is herein called the "Option Closing Time". After the Option Closing Time the Option shall lapse to the extent, if any, that it shall not have been exercised.

           (iii) Upon the exercise of the Option, the Company shall sell to the respective Underwriters the aggregate number of Option Shares specified in the notice exercising such Option and the Underwriters severally shall purchase from the Company the number of Option Shares specified in such notice. The obligations of the Underwriters under this Agreement are several and not joint.

          (iv) Delivery of the Option Shares with respect to which the Option shall have been exercised shall be made to you for the accounts of the respective Underwriters, at the offices of Castle Securities Corp., 45 Church
Street, Suite #25, Freeport, New York 11520, against payment by you on behalf of the respective Underwriters of the purchase price therefor to the Company by certified or official bank checks payable in New York Clearing House funds to the order of the Company, at the Option Closing Time. The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the
Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter, and any subsequent holder of Option Shares, harmless from any and all liabilities with respect to or resulting from any failure or delay in paying federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such
Underwriters of the Option Shares.

          (v) Certificates representing the Shares with respect to which the
Option shall have been exercised shall be registered in such names and shall be in such denominations as the Representative shall request at least two full business days prior to the Option Closing Time and shall be made available to the Representative for checking and packaging, at the office of American
Securities Transfer Incorporated, at least one full business day prior to the
Option Closing Time.

          (vi) The obligation of the respective Underwriters to purchase and pay for Option Shares at the Option Closing Time shall be subject to compliance as at the Option Closing Time with all the conditions specified in
Section 10 hereof and the delivery to you of the opinions, certificates and letters specified in Section 10 hereof.

     (c) Sale of Warrants to the Representative.

          (
i
) At the Closing Time the Company shall issue and sell to the Representative, for a price of $.0001 per Warrant (the "Representative's
Warrant"), to purchase 70,000 Shares for a period of four (4) years commencing one (1) year from the Effective Date of the Registration Statement at an exercise price in cash equal to 120% of the public offering price per Warrant.
The Representative's Warrant shall be substantially in the form of such
Warrant filed an exhibit to the Registration Statement. The
Representative's
Warrant and the securities underlying said Warrant are covered by the
Registration Statement.

          (ii) Moreover, the Company agrees that upon written request of the
Representative or its specific duly authorized designee, or together with the
Representative's or its specific duly authorized designee's consent, the holders of at least 50% of the Representative's Warrants and/or the holders of the underlying securities made at any time after 12 months following the
Effective Date and prior to 5 years after the Effective Date the Company will file no more than one Registration Statement under the Act or Offering
Statement under Regulation A (or any successor thereto) registering or qualifying the Representative's Warrants and/or the underlying securities, and the Company agrees to use its best efforts to cause the filing to become effective. The expenses of such registration or qualification, including but not limited to printing charges (including sufficient number of Prospectuses to permit the sale of the securities), all legal fees and disbursements of the
Company's counsel and all accounting fees, and all filing and miscellaneous expenses, will be borne by the Company except for sales commissions and non-accountable expenses incurred if the Representative's and/or the underlying securities, are sold and fees and expenses of their counsel.

          (iii) The Company further agrees that if at any time or times during a period of six (6) years commencing one (1) year from the Effective Date it should file a Registration Statement or Offering Statement with the Commission pursuant to the Act regardless of whether the Representative or its specific duly authorized designee or the holders of the Representative's Warrants and/or the underlying securities shall have theretofore availed themselves of the right hereinabove provided, the Company at its own expense will offer in writing not less than 30 days prior to filing such Registration Statement or
Offering Statement, the Representative or its specific duly authorized designee and/or the holders of the Representative's Warrants and/or the underlying securities the opportunity to register or qualify the Representative's Warrants and/or the underlying securities, limited, in the case of a Regulation A offering, to the amount of any available exemption, but unless such registration or qualification includes all of the Representative's
Warrants and/or the underlying securities it will not relieve the Company of such foregoing obligation to register or qualify the same. In the event the
Company so notifies the Representative or its specific duly authorized designee and/or the holders of the Representative's Warrants and/or the underlying securities, they shall notify the Company in writing within 15 days of receipt of the Company's notice of their desire to have the Representative's Warrants and/or the underlying securities registered or qualified and, further, advising the Company of their intended method of distribution. Moreover, they shall furnish such other data or information as the Company or its counsel shall reasonably require, and they may request that the registration or qualification be deferred up to 90 days.

          (iv) In addition to the rights
hereinabove
 provided, the Company
will cooperate with the Representative or its specific duly authorized designee or the holders of the Representative's Warrants and/or the underlying securities in preparing any additional Registration Statement or Offering
Statement required to sell or transfer the Representative's Warrants and/or the underlying securities and will supply information required therefore, but such additional Registration Statement or Offering Statement shall be at the expense of the holders of the Representative's Warrants and/or the underlying securities and not at the expense of the Company.

     SECTION 6. Offering of the Shares.   The Underwriters agree
to offer the
Shares to the public as soon after the Registration Statement becomes effective as the Representative deems advisable at the initial offering price and upon the other terms set forth in the Prospectus.

     SECTION 7. Registration Statement and Prospectus.

     (a) The Company, without charge, will deliver to you two fully signed copies of the Registration Statement and of each amendment thereto, including all financial statements and exhibits, and to you for delivery to each
Underwriter, the number of conformed copies of the Registration Statement and of each amendment thereto, excluding exhibits, as you reasonably may request.

     (b) The Company has delivered to you for delivery to each Underwriter and to prospective dealers, without charge, as many copies as you have requested of each preliminary prospectus heretofore filed with the Commission, and will deliver to you for delivery to each Underwriter and to others whose names and addresses are furnished by such Underwriter or a prospective dealer, without charge, on the Effective Date, and thereafter from time to time during the period in which the Prospectus is required by law to be delivered in connection with the sales by an Underwriter or a dealer, as many copies of the
Prospectus (and, in the event of any amendment of or supplement to the
Prospectus, of such amended or supplemented Prospectus) as you reasonably may request for the purposes contemplated by the Act.

     (c) The Company has authorized the Underwriters to use, and make available for use by prospective dealers, the preliminary prospectuses, and authorizes the Underwriters and the prospective dealers to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of
Shares in accordance with the applicable provisions of the Act, the applicable
Rules and Regulations and applicable state law until completion of the public offering of the Shares and for such longer period as the Prospectus is required to be delivered in connection with sales of the Shares by an
Underwriter or a dealer.

     SECTION 8. Covenants. (a) The Company covenants and agrees with each
Underwriter that:

          (
i
) Promptly after the execution and delivery of this Agreement, the
Company will file the Final Amendment, if required, with the Commission.
Thereafter, the Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required to be delivered under the Act in connection with sales of the Shares by an Underwriter or dealer, file any amendment of or supplement to the Registration Statement or the Prospectus unless a copy thereof shall first have been submitted to the
Representative, and the Representative shall not have objected thereto in a timely manner.

          (ii) The Company will use its best efforts to cause the Registration
Statement to become effective, and will promptly advise you (A) when the
Registration Statement or any post-effective amendment thereto shall have become effective, or any amendments or supplements to the Prospectus shall have been filed with the Commission, (B) of any request of the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof,
(C) of the
initiation or threat by the Commission of any proceeding for issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or prohibiting the offer or sale of any of the Units or Shares or Preferred or of the initiation of any proceedings for such purpose, and (D) of receipt by the
Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration
Statement, any preliminary prospectus or the Prospectus. The Company will use its best efforts to prevent the issuance of any stop order or any order preventing or suspending the use of the Registration Statement or Prospectus and if such order is issued, to obtain the lifting thereof as promptly as possible.

          (iii) If at any time when a prospectus is required to be delivered under the Act an event shall have occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading or to make the Prospectus comply with the Act and the Rules and Regulations, the Company forthwith will prepare, submit to the Representative, file with the Commission and deliver to you for delivery to the Underwriters and dealers (whose names and addresses the Representative will furnish to the Company) to whom Units may have been sold by the Underwriters, and to other dealers upon request, without charge, either amendments or supplements to the Prospectus, so that the statements in the Prospectus, as so amended or supplemented, will not be untrue or misleading. Delivery by Underwriters of such amendments or supplements to the
Prospectus shall not constitute a waiver of any of the conditions precedent to the Closing as set forth in Section 10 hereof.

          (iv) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement.

          (v) The Company will use its best efforts to qualify or register the
Shares for sale under the securities or "blue sky" laws of such jurisdictions as you and the Company shall mutually agree upon, and will make such applications, file such documents and furnish such information as may be required for such purpose and to comply with such laws so as to continue such qualification in effect so long as required for the purposes of the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or subject itself to taxation in any jurisdiction or to file a consent to service of process in any jurisdiction in any action other than one arising out of the offering or sale of the Shares.

         (vi) During the period of five years commencing on the Effective
Date, the Company will furnish to you and each other Underwriter who may so request copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the
Representative and each other Underwriter who may so request a copy of each annual or other report it shall be required to file with the Commission.

          (vii) The Company will make generally available to its security holders as soon as practicable, and in any event no later than sixty (60) days after twelve (12) months subsequent to the Effective
Date,
 an earnings
statement of the Company, which will be in reasonable detail but need not be audited, and will cover a period of twelve months commencing after the
Effective Date. Such earnings statement shall comply with the requirements of
Section 11(a) of the Act and the Rules and Regulations, as in effect at the time of the issuance thereof.

          (viii) Prior to the Closing Time, the Company will not issue, directly or indirectly, without your prior consent, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering of the Shares.

          (ix) During the period of 10 days commencing on the date hereof, the
Company will not at any time, directly or indirectly, take any action designed to or which will constitute or which might reasonably be expected to cause or result in the stabilization of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

          (x) The Company will apply the net proceeds from the offering substantially in the manner set forth under "Use of Proceeds" in the
Prospectus.

          (xi) The Company shall, at its cost and expense, take all necessary and appropriate action such that (A) the Common Stock is included in the
NASDAQ System not later than the Closing Time, and (B) the Common Stock remain included in the NASDAQ System for at least five (5) years from the Closing
Time; provided however, that the Company meets and continues to meet all
National Association of Securities Dealers, Inc. ("NASD") requirements for inclusion of the Company's securities in the NASDAQ System; and provided further, that the Company may, at its option and in its sole discretion, list the Common Stock for trading on the New York Stock Exchange or the American
Stock Exchange and, in the event thereof, the Company may, at its option and in its sole discretion, have its Common Stock removed from the NASDAQ System.

          (xii) For a period of five years commencing on the Effective Date, the Company shall continue to employ the services of a firm of independent certified public accountants acceptable to the Representative in connection with the preparation of the financial statements to be included in any
Registration Statement to be filed by the Company hereunder, or any amendment or supplement thereto. For the purposes of the foregoing, Jones, Jensen &
Company and any regional accounting firm shall be deemed to be acceptable to the Representative.

          (xiii) For a period of five years commencing on the Effective Date, the Company shall continue to appoint a Transfer Agent for the Common Stock, which entities shall agree to provisions of Paragraph 9(b) of the Representative's Warrant, and whom shall be acceptable to the Representative;
and further provided that any subsequent transfer and/or warrant agent agrees in writing to abide by any provisions of Paragraph 9(b) of the Representative's Warrant.

          (xiv) For a period of five years following the Effective Date of the
Registration Statement, the Company shall, at its sole cost and expense, if requested by the Representative, instruct its Transfer Agent to furnish to the
Representative daily transfer sheets as to the Common Stock and a list of the holders of Common Stock whenever such a list shall have been prepared during said period. The Representative covenants and agrees to hold the information in the foregoing materials in confidence and not use or disclose same to the detriment of the Company. Nothing herein shall be deemed to prohibit disclosure of such information by the Representative pursuant to lawful process served upon the Representative.

          (xv) The Company will, within thirty days after the Closing Time, apply for listing in Standard and Poor's Corporation Records, and will use its best efforts to have itself listed in such reports for a period of not less than five (5) years from the Closing Time.

          (xvi) Within ten days after the end of the first three month period following the Effective Date, the Company, if required, will prepare and file with the Securities and Exchange Commission a report on Form SR as prescribed by Rule 463 of Regulation C under the Securities Act of 1933.

            (xvii) Within thirty days after the Closing Time, the Company will prepare and file with the Securities and Exchange Commission a Registration
Statement on Form 8-A with respect to its securities pursuant to and as contemplated by Section 12(g) of the Securities Exchange Act of 1934, as
amended, regardless of whether the Company would be required otherwise by the terms of such Section to file said Statement, and the Company will file a request for acceleration of the Effective Date under Section 12(g) in connection therewith. The Company shall thereafter comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act.

           (xix) The Company will deliver to you and your counsel bound volumes of copies of all documents and appropriate correspondence filed or received from the Securities and Exchange Commission and the NASD, and all closing documents.

           (xx) At the Closing Time, the Company shall enter into a financial consulting agreement with you pursuant to which you will receive a consulting fee in an amount equal to one (1%) percent of the total dollar amount of the contemplated offering payable at Closing, plus an amount equal to one (1%)
percent based solely upon the amount raised by the Representative, for services for a period of one (1) year from the Effective Date which shall include, but not be limited to, advising the Company regarding shareholder relations including the preparation of the annual report and other releases, assisting in long-term financial planning, advice in connection with corporate re-organizations and expansion and capital structure, and other financial assistance.

           (xxi) Should the Company within seven (7) years from the Effective
Date, enter into any agreement or understanding with any person and/or entity introduced by the Representative to the Company within five (5) years from the
Effective Date involving (
i
) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the
Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the
Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

     5% of the first $1,000,000, or portion thereof, of such consideration;

     4% of the second $1,000,000, or portion thereof, of such consideraton
;
and,
     3% of such consideration in excess of the first $2,000,000 of such consideration.

     The fee payable to the Representative will be in the same form of consideration as that paid by or to the Company, as the case may be, in such transaction.

          (xxii) For a period of five (5) years following the Effective Date or until such time as the securities of the Company are listed on the New York
Stock Exchange or the American Stock Exchange, the Company shall cause its legal counsel to provide the Representative with a list, to be updated at least annually, of those states in which the securities of the Company may be traded in non-issuer transactions under the Blue Sky laws of the states.

     SECTION 9. Expenses. (a) The Company will pay and bear all costs, fees, taxes and expenses incident to the performance of the obligations of the
Company under this Agreement, including, but not limited to the expenses and taxes incident to ( i
) the issuance, sale and delivery to the Underwriters of the Shares to be purchased by the Underwriters, the preparation, printing and filing under the Act, and the delivery to the Underwriters, of the
Registration Statement (including all exhibits thereto), each preliminary prospectus and the Prospectus, all amendments and supplements to the
Registration Statement and the Prospectus, the Agreement Among Underwriters, this Agreement and the Selling Agreement, (ii) the issuance of the Shares and the preparation and delivery of certificates evidencing the Shares, (iii) the registration or qualification of the Shares for offer and sale under the securities or "blue sky" laws of the various jurisdictions referred to in
Section 8(a)(v) above, including the fees and disbursements of counsel in connection therewith and the preparation and printing of preliminary or supplementary blue sky memoranda; (iv) the furnishing to the Representative and the Underwriters of copies of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments and supplements to the
Prospectus, and of the other documents required by this Agreement to be so furnished, including costs of shipping and mailing, (v) the filing requirements of the NASD, (vi) all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters and
(vii) the fees
and expenses of counsel for the Company and of the Company's accountants, the
Transfer Agent for the Common Stock and any special agents appointed for the transfer of the Shares. The Company further agrees that, in addition to the expenses payable pursuant to this Section 9, it will pay to the Representative on the Closing Date on a non-accountable basis a sum equal to three (3%) percent of the Total Price to the Public of the Shares of which, as of the date hereof, the sum of $20,000 has been paid.

     (b) The Company shall also bear the cost of investigative reports (such as Bishop's Reports) of the Company's principal executive officers, directors and substantial shareholders.

     SECTION 10. Conditions of Your Obligations. Your obligations hereunder to purchase and pay for the Firm Shares are subject (as of the date hereof and as of the Closing Time) to the accuracy of and compliance with the representations and warranties of the Company and, to the accuracy of the statements of the Company and of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder, and to the following additional conditions:

     (a)(
i
) The Registration Statement shall have become effective not later than 5:00 p.m., Eastern Standard Time, on the date of this Agreement, or at such later time or on such later date as you may agree to in writing; (ii) at or prior to the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceeding for that purpose shall have been initiated or shall be threatened or contemplated by the staff of the Commission; (iii) no stop order suspending the effectiveness of the qualification or registration of the Units under the securities or "blue sky" laws of any jurisdiction (whether or not a jurisdiction which you shall have specified) shall be threatened or contemplated by the authorities of any such jurisdiction or shall have been issued and shall remain in effect; (iv) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; and (v) after the date hereof no amendment or supplement to the
Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representative and the Representative did not object thereto.

     (b) Since the respective dates as of which information is given in the
Registration Statement and Prospectus, ( i
) there shall not have been any
change in the capital stock of the Company or any material change in the long-term debt of the Company, except as set forth in or contemplated by the
Registration Statement and Prospectus, (ii) there shall not have been any material adverse change in the general affairs, management, financial position or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement or Prospectus, and
(iii) the Company shall not have sustained any material interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and Prospectus, if in the reasonable judgment of the Representative any such development referred to in clauses
(
i
), (ii) or (iii) makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters at the public offering price.

     (c) Since the respective dates as of which information is given in the
Registration Statement and the Prospectus, there shall have been no litigation instituted against the Company or any of its officers or directors, and since such dates there shall be no proceeding instituted or threatened against the
Company or any of its officers or directors, before or by any federal, state or county court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, material properties, financial condition or results of operations of the Company.

     (d) Each of the representations and warranties of the Company contained herein shall be true and correct at the Closing Time as if made at the Closing
Time, and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Time shall have been duly performed, fulfilled or complied with.

     (e) At the Closing Time, Robert N. Wilkinson, Esq., counsel for the
Company, shall furnish to you an opinion in form and substance satisfactory to you, dated as of the date of its delivery, to the effect that:

          (
i
) The Company (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado, (B) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the activities conducted by it or the character of the assets owned or leased by it as described in the Prospectus required such qualification, except where failure to so qualify would not materially affect the Company's business, properties or financial condition, and (C) has all requisite corporate power and authority to own or lease its properties and conduct its business as described in the Prospectus.

           (ii) To counsel's best knowledge, no authorization, approval, consent or license of any governmental or regulatory body, agency or instrumentality (other than registration under the Act or qualification under state securities or "blue sky" laws) is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares, in connection with the execution, delivery and performance of this Agreement by the Company, or in connection with the taking of any action contemplated herein, or if so required, all such authorizations, approvals, consents and licenses, specifying the same, have been obtained and are in full force and effect.

           (iii) The Company's authorized capitalization is set forth in the
Registration Statement and the Prospectus. The outstanding shares of the
Common Stock (including the Shares) have been duly authorized and validly issued, are fully paid and non-assessable, and have not been issued in violation of any pre-emptive rights. The description of the Common Stock contained in the Registration Statement and the Prospectus conforms to the rights set forth in the charter and the by-laws of the Company. The
Representative's Warrants have been duly authorized and validly issued.

          (iv) The certificates representing the Shares are in due and proper form.

          (v) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligation of the Company subject to customary insolvency and enforceability
 exceptions and except for Section 12 hereof.

          (vi) The Registration Statement and the Prospectus comply as to form in material respects, with the requirements of the Act and the Rules and
Regulations (except that no opinion need be expressed as to financial statements, schedules and other financial data contained in the Registration
Statement or the Prospectus).

         (vii) The Registration Statement has become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

          (viii) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company, or any indenture, mortgage or other agreement or instrument known to such counsel to which the
Company is a party or by which it or any of its properties is bound, or, to best knowledge of such counsel, any existing law, rule, regulation or judgment or order or decree, of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or any of its respective properties.

          (ix) The letter in which such opinion is stressed shall also state that:

               (a) such counsel has participated in the preparation of the
Registration Statement and the Prospectus and nothing has come to the attention of such counsel to lead it to believe that, both as of the Effective
Date and as of the Closing Time, either the Registration
Statement or the
Prospectus, or any amendment or supplement thereto, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no statement need be expressed as to financial statements, schedules and other financial data contained in the Registration
Statement or the Prospectus).

               (b) such counsel is familiar with all contracts or other documents referred to in the Registration Statement and the Prospectus and such contracts or other documents are fairly summarized or disclosed therein, or filed (or incorporated by reference) as exhibits thereto as required, and such counsel does not know of any contracts or other documents required to be summarized of disclosed or filed which have not been summarized or disclosed or filed.

               (c) to the best of the knowledge of such counsel and except as set forth in the Registration Statement and Prospectus, the Company does not own any shares of stock or other equity securities issued by any corporation and does not have any equity interest in any firm, partnership, joint venture, association or other entity.

          (x) Such counsel knows of no suits or claims, not covered by insurance, threatened or pending against the Company in any court or before or by any governmental body which would materially affect the business of the
Company or its financial condition except as forth in or contemplated by the
Prospectus.

     Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement and the sale of the Units hereunder as the
Representative reasonably may request. In rendering such opinions, such counsel may rely upon certificates of officers of the Company and of public officials. In rendering such opinion, such counsel may rely as to all matters of law other than the laws of the United States upon opinions of counsel satisfactory to you, in which case the opinions shall state that such counsel has no reason to believe that you and they are not entitled so to rely.

     (f) The Company shall supply and deliver to you and your counsel at your and their respective offices, all information reasonably required to enable you to make such investigation of the Company and its business prospects as you or your counsel shall desire and shall make available to you at your offices such person(s) as you shall deem reasonably necessary and appropriate in order to verify or substantiate any such information supplied. You shall have the right to review any materials prepared in connection with the offering of securities of the Company conducted prior to the Public Offering for compliance with applicable Federal and State Securities Laws.

     (g) Concurrently with the execution and delivery of this Agreement,
Jones, Jensen & Company shall have furnished to you a letter, dated to within three (3) business days of the Effective Date, addressed to you and in form and substance satisfactory to you. At the Closing Time, Jones, Jensen &
Company shall have furnished to you a letter, dated as of the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from such firm referred to in the preceding sentence, that nothing has come to its attention during the period from the date of its previous letter, to a date not more than three (3) days prior to the Closing Time which would require any change in its letter dated the date hereof if it were required to be dated and delivered at the Closing Time.

     (h) Concurrently with the execution and delivery of this Agreement and at the Closing Time, there shall be furnished to you an accurate certificate, dated the date of its delivery, signed on behalf of the Company by each of the chief executive officer and the chief financial officer of the Company, in form and substance satisfactory to you, to the effect that:

          (
i
) Each signer of such certificate has carefully examined the Registration Statement and (A) as of the date of such certificate, the statements in the Registration Statement and the Prospectus are true and correct in all respects and neither the Registration Statement nor the
Prospectus omits to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and
(B) in the case of the certificate delivered at the Closing Time, since the
Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading.

          (ii) No stop order suspending the effectiveness of the Registration
Statement has been issued by the Commission and no proceeding for that purpose has been initiated or is threatened by the staff of the Commission, and no stop order suspending the effectiveness of the qualification or registration of the Units under the securities or "blue sky" laws of any jurisdiction
(whether or not a jurisdiction you shall have specified) is threatened or contemplated by the authorities of any such jurisdiction or has been issued and remains in effect.

          (iii) The conditions, separately set forth in such certificate, contained in subsections (a), (b) and (c) of this Section 10 have been complied with.

          (iv) Each of the representations and warranties of the Company contained in this Agreement were when originally made and are at the time such certificate is dated true and correct.

          (v) Each of the covenants required herein to be performed by the
Company on or prior to the date of such certificate has been duly and timely performed in all respects and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly and timely complied with in all respects.

     (
i
) The Company shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you reasonably may have requested as to the accuracy and completeness at the Closing Time of any statement in the Registration Statement or the Prospectus, in respects, as to the accuracy at the Closing Time of the representations and warranties of the
Company, as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to your obligations hereunder.

     (j) sale of the Shares by the Company to the several
Underwriters shall
be consummated simultaneously at the Closing Time in accordance with the terms hereof.

     SECTION 11. Indemnification; Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, and each and all of them, from and against any and all losses, claims, damages, liabilities or actions, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they or any of them may become subject under the Act, the Securities Exchange
Act of 1934, as amended (the "Exchange Act") or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the
Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this Section
11(a) shall not apply to any such losses, claims, damages, liabilities or actions if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter for use in such preliminary prospectus, the
Registration Statement or the Prospectus, or such amendment or supplement, as specified in Section 3(iii) hereof, and (2) the indemnity agreements contained in this Section
1l
(a) with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or actions purchased the Units which are the subject thereof if at or prior to the written confirmation of the sale of the Units a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), unless such failure to deliver the Prospectus was a result of noncompliance by the Company with the provisions of Section 7(b).

     (b) Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who shall have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act, to the same extent as the foregoing indemnity from the
Company to such Underwriter, but only insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any statement in or omission or alleged omission from the Registration Statement, and preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters specifically for use in connection with the preparation of the Registration Statement, any preliminary prospectus or the
Prospectus or any such amendment or supplement thereto; provided, however, that the aggregate amount which may be recovered from each Underwriter pursuant to the indemnification granted hereby shall be limited to the total price at which the Units purchased by such Underwriter hereunder were offered to the public.

     (c) Any party which proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party under this Section 11, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 11. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless ( i
)
the employment of counsel by such indemnified party has been authorized by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action
(in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or
(iii) the
indemnifying parties shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action or claims effected without its written consent.

    (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in
Section 11(a) or
Section 11(b) for any reason is held to be unavailable from the Company or the
Underwriters, the Company, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, and one or more of the
Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the public offering price appearing thereon, and the Company is responsible for the balance; provided, however, that ( i
) in no case shall any Underwriter
(except as may be provided in the Agreement Among Underwriters) be responsible for any amount in excess of the underwriting discount applicable to the Units purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section
1l
(f) of the Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section
1l
(d), each person,
if any, who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Act, each officer of the
Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses ( i
) and (ii) of this Section 11(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section
11(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 11(d). No party shall be liable for contribution with respect to any action or claim settled without its consent.

     (e) The respective indemnity and contribution agreements by the
Underwriters and the Company contained in this Section 11, and the covenants, representations and warranties of the Company set forth in Sections 3, 8 and
10 hereof, shall remain operative and in full force and effect regardless of
(
i
) any investigation made by any Underwriter or on its behalf or by or on behalf of any person who controls an Underwriter or the Company or any controlling person of the Company or any director or any officer of the
Company, (ii) acceptance of any of the Shares and Warrants comprising the
Units and payment therefor or (iii) any termination of this Agreement, and shall survive the delivery of the Shares and Warrants comprising the Units, and any successor of any Underwriter, or the Company or of any person who controls an Underwriter or the Company, as the case may be, shall be entitled to the benefit of such respective indemnity and contribution agreements.

    SECTION 12. Termination. Agreement (except for the provisions of Sections
9 and 11 hereof) may be terminated by the Representative or by the
Underwriters who have agreed to purchase in the aggregate at least 50% of the
Firm Shares by notifying the Company at any time,

     (a) prior to the earliest of (
i
) 11 a.m., Eastern Standard Time, on the day following the Effective Date, (ii) the time of release by the Representative for publication of the first newspaper advertisement which is subsequently published with respect to the Units, or (iii) the time when the
Units are first generally offered by the Representative to dealers by letter or telegram,

     (b) at or prior to the Closing Time if any of the conditions specified in
Section 10 hereof shall not have been fulfilled when and as required by this
Agreement to be fulfilled, or

     (c) at or prior to the Closing Time if, in the judgment of the
Representative or in the judgment of such Underwriters, as the case may be, payment for and delivery of the Shares is rendered impracticable or inadvisable because ( i
) additional material adverse governmental restrictions not in force and effect on the date hereof shall have been imposed upon the trading in securities generally established on the New York Stock Exchange, the American Stock Exchange, NASDAQ or trading in securities generally on such
Exchanges or NASDAQ shall have been suspended, or a banking moratorium shall have been established by federal or state authorities, or any other similar event or occurrence shall have happened which, in the discretion and judgment of any of such Underwriters, restricts materially adversely a free market for securities, or (ii) a war or other national calamity, major catastrophe, a substantial material and adverse change in national, international or world affairs, civil riot, act of God, order of a duly constituted authority to any armed forces of the United States to engage in any major hostilities with any foreign nation or power, regardless of any formal declaration of war, or similar event or occurrence, shall have occurred which, in the discretion and judgment of any of such Underwriters, has materially adversely disrupted or will materially adversely disrupt the financial markets of the United States, or (iii) in the discretion of any of such Underwriters, substantial and material adverse changes in the condition of the securities market (either generally or with reference to the sale of the securities to be offered by the
Company hereunder) or the business condition of the Company shall have occurred or shall be likely to occur.

     If this Agreement is terminated pursuant to any of the
provisions hereof,
except as otherwise provided herein, the Company shall not be under any
liability (including, without limitation, liability for loss of profits) to
any Underwriter and no Underwriter shall be under any liability to the
Company, except that the Representative shall be reimbursed for all of its out
of pocket expenses, including but not limited to its attorney fees, up to an
amount not to exceed the sum of $20,000, or that (
i
) if this Agreement is
terminated by the Representative because of any failure or
refusal on the part
of the Company to comply with the terms or to fulfill any of the conditions of
this Agreement, the Underwriters will be entitled to the sum of
$20,000
including the sum of $20,000 that the Representative has been paid by the
Company pursuant to Section 9(a) hereof, for all reasonable out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them which shall be itemized in writing to the Company, and (ii) no Underwriter who shall have failed or refused to purchase the Units agreed to be purchased by it hereunder, without some reason sufficient hereunder to justify its cancellation or termination of its obligations hereunder, shall be relieved of liability to the Company or the other Underwriters for damages occasioned by its default.

     SECTION 13. Default of Underwriters. (a) If one or more of the
Underwriters shall fail (other than for a reason sufficient to justify the termination of this Agreement) to purchase the Shares agreed to be purchased by such Underwriters, the Representative may find one or more substitute underwriters to purchase such Shares or make such other arrangements as it may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the
Representative, in each case upon the terms herein set forth. If no such arrangements have been made within 24 hours after the Closing Time and

          (
i
) the aggregate number of Shares to be purchased by the defaulting
Underwriters shall not exceed 10% of the Shares to be purchased by all the
Underwriters, each of the non-defaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder, or

          (ii) the aggregate number of the Shares to be purchased by the defaulting Underwriters shall exceed 10% of the Shares to be purchased by all the Underwriters, the Company shall be entitled to an additional period of 24 hours within which to find one or more substitute underwriters satisfactory to the Representative to purchase such Shares upon the terms set forth herein.

     (b) In any such case, either the Representative or the Company shall have the right to postpone the Closing Time for a period of not more than five business days in order that necessary changes and arrangements may be effected by the Representative and the Company. If none of the non-defaulting
Underwriters or the Company shall make arrangements pursuant to this Section
13 within the period stated for the purchase of the Shares which the defaulting Underwriters agreed to purchase, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company to the Underwriters, except as provided in Sections 9 and 12 hereof. The provisions of this
Section 13
shall not in any way affect the liability of any defaulting
Underwriter to the
Company or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

     SECTION 14. Notice. Except as otherwise expressly provided in this
Agreement, (a) whenever advice or a notice, objection, designation, request or report is given or is required by the provisions of this Agreement to be given to the Company, such advice, notice, objection, designation, request or report shall be in writing, or by telegraph confirmed in writing, addressed to the
Company, and delivered at 101
Baremore
, Louisville, Mississippi 39339 and (b)
whenever advice or a notice, objection, designation, request or report is given or is required by the provisions of this Agreement to be given to you or the Underwriters, such advice, notice, objection, designation, request or report shall be in writing, addressed to you and delivered at 45 Church
Street, Suite #25, Freeport, New York 11520, or at such other address as a party hereto may give notice in accordance herewith.

     SECTION 15. Miscellaneous. (a) This Agreement is made solely for the benefit of the Underwriters and that of the Company, the Company's directors, the Company's officers who shall have signed the Registration Statement and any controlling person referred to in Section 11, and their respective successors and assigns, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this
Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any buyer, as such, of any of the Units from the Underwriters. All of the obligations of the Underwriters hereunder are several and not joint.
     (b) Promptly upon obtaining knowledge thereof, the Representative will advise the Company of the receipt by any of the Underwriters, by the
Representative or by counsel for the Representative of any communication from the Commission relating to the Registration Statement, any preliminary prospectus or the Prospectus.

     (c) This Agreement shall supersede any agreement or understanding, oral or in writing, express or implied, between the Company and you relating to the sale of any of the Units.

     (d) No change, amendment or supplement to, or waiver of, this Agreement or any term, provision or condition herein, shall be valid or of any effect unless in writing and signed by the party against whom such is asserted.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York and shall also be subject to the exclusive jurisdiction of the Courts of said State.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

                                   Very truly yours,

                                   WORLDWIDE FOREST PRODUCTS,
INC..



---------------------------------
                                   By: Brian L.
Sorrentino
, Chairman

Accepted as of the date first above written

Castle Securities Corp.


-------------------------------
By: Michael T.
Studer
, President

Acting on behalf of itself and as the
Representative of the other Underwriters named in Schedule A attached hereto.

                                SCHEDULE A

Number of
Name                             Address
Shares
--------                        ---------
-------
Castle Securities Corp.     45 Church Street, Suite #25
                            Freeport, New York 11520